SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Varsity Group Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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VARSITY GROUP INC.

1825 Eye Street, NW Suite 400
Washington, D.C. 20006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2001

TO OUR STOCKHOLDERS:

      Notice is hereby given that the 2001 annual meeting of stockholders of Varsity Group Inc. (the “Company”) will be held at the Hilton Washington and Towers, 1919 Connecticut Avenue, N.W., Washington, D.C. 20009, on May 24, 2001, at 10:30 a.m. local time, for the following purposes:

1.	to elect one director of the Company for a term expiring at the 2004 annual meeting of stockholders;

2.	to ratify the selection of PricewaterhouseCoopers LLP, as the Company’s independent auditors for 2001; and

3.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on April 20, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the annual meeting at the annual meeting and during normal business hours, for ten days prior to the annual meeting, at the offices of the Company, 1825 Eye Street, NW Suite 400, Washington, D.C. 20006.

By Order of the Board of Directors,

[Jack Benson]
Secretary

Dated: April 30, 2001

      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

VARSITY GROUP INC.

1825 Eye Street, NW, Suite 400
Washington, D.C. 20006

Annual Meeting of Stockholders

May 24, 2001

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

      This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2001 annual meeting of stockholders to be held at Hilton Washington and Towers, 1919 Connecticut Avenue, N.W. 20009, Washington, D.C., on May 24, 2001, at 10:30 a.m. local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

      We are mailing our annual report for the fiscal year ended December 31, 2000, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

      We will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, our officers and other employees may solicit proxies by personal interview, telephone, facsimile and telegram. If any of these individuals are asked to perform these services, they will not receive compensation and the services will be performed in addition to their regular duties. We have also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of the shares. We will reimburse any of these entities or people for their reasonable out-of-pocket expenses in forwarding the proxy solicitation materials.

      This proxy statement and the enclosed proxy are first being mailed to our stockholders on or about April 30, 2001.

Voting and Revocability of Proxies

      A proxy for use at the annual meeting and a return envelope are enclosed. Any shares of our common stock, par value $0.0001 per share (the “common stock”) which are represented by a properly executed proxy that is received in time and not revoked will be voted at the annual meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted “FOR” the election of the one director nominee named in the proxy, and “FOR” the ratification of PricewaterhouseCoopers, LLP as the Company’s independent auditors. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Neither our board nor our managers and officers are aware of any other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote on the matters in accordance with their judgment and discretion.

      A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: Varsity Group Inc., 1825 Eye Street, NW Suite 400, Attention: Corporate Secretary.

Voting Procedure

      All holders of record of our common stock at the close of business on April 20, 2001 will be eligible to vote at the annual meeting. Each common stockholder is entitled to one vote at the annual meeting for each share they hold. As of April 20, 2001, there were 16,384,770 shares of common stock outstanding.

      The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as defined below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that the broker or other nominee does not have discretionary authority to vote the shares (a “broker non-vote”) on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominee for Election as Director

      Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the members of the Board are to be elected at the annual meeting of the stockholders. Presently, there are seven board seats with two vacancies. One director is not standing for re-election and one is resigning his position. At the conclusion of the annual meeting, the number of directors that will constitute the entire Board is four.

      The Board is divided into three classes, with the shareholders electing approximately one-third of the directors annually. The director whose term expires at the Meeting is Allen L. Morgan. In addition, Jonathan Grayer has resigned his position as director effective January 15, 2001 and Gene Riechers has resigned his position as director effective as of the date of the annual meeting. We have not nominated a replacement for Mr. Riechers. Mr. Morgan has been nominated and agreed to stand for election at the Meeting as directors to hold office until the Annual Meeting of Shareholders in 2004, or until his successor is elected and qualified.

      Approval of the nominee requires the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In the event that the nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend.

      Our board unanimously recommends that our stockholders vote “FOR” the election of the nominee to serve as Director.

      Set forth below is information with respect to our current directors and director nominees:

Name	Age	Position

Nominee for Term Expiring in 2001:

Allen L. Morgan (1)(2)	48	Director

Term Expires in 2002:

Eric J. Kuhn	30	Chief Executive Officer, President and Chairman of the Board
Terms Expiring in 2003

Andrew J. Oleszczuk (1)(2)	45	Director

James S. Ulsamer (1)(2)	50	Director

(1)	Member of the compensation and stock option committee.

(2)	Member of the audit committee.

      Allen L. Morgan has served as a Director since February 1999. Since January 1999, Mr. Morgan has been a General Partner of the Mayfield Fund, a venture capital fund. From May 1997 to December 1998, Mr. Morgan was a partner in the corporate department of Latham & Watkins in Menlo Park, California. From November 1982 to May 1997, Mr. Morgan was a partner in the corporate department of Wilson, Sonsini, Goodrich & Rosati in Menlo Park, California. He received an A.B. from Dartmouth College in 1976, a B.A. and M.A. from Oxford University in 1978 and 1983, respectively, and a J.D. from the University of Virginia in 1981.

      Eric J. Kuhn co-founded Varsity Group and has served as our Chief Executive Officer and Chairman of the Board since our inception. He has also served as our President since June 1999. From August 1997 to April 1998, Mr. Kuhn practiced law at Greenberg Traurig Hoffman Lippoff Rosen and Quentel P.A. in Miami, Florida, and from September 1996 to July 1997, practiced law at Kaye, Scholer, Fierman, Hays & Handler L.L.P. in New York, New York. Mr. Kuhn received a B.A. with honors from Haverford College in 1993 and a J.D. with honors from The George Washington University Law School in 1996.

      Andrew J. Oleszczuk has served as a Director since September 1999. Since August 1998, Mr. Oleszczuk has been the President of Tribune Ventures, a division of Tribune Company. From November 1993 to July 1998, Mr. Oleszczuk served as Vice President of Development at Tribune Company. Mr. Oleszczuk received a B.A. from Northwestern University in 1978 and an M.B.A. from the Wharton Graduate School of Business in 1980.

      James S. Ulsamer has served as a Director since July 1998. Mr. Ulsamer has served as President of Baker & Taylor Retail, a division of Baker & Taylor Corporation, a distributor of books, music and videos, since July 1999 and as Executive Vice President of Baker & Taylor since June 1994. From June 1994 to July 1999, he also served as President of Baker & Taylor Books. Mr. Ulsamer earned a B.A. in Economics from Rutgers University in 1972.

Board of Directors and Committees of the Board

      The Board held eight meetings during the Company’s 2000 fiscal year and also took action three times by unanimous written consent. During fiscal year 2000, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he served as a director and the total number of meetings held by each committee of the Board on which he served (during the period for which he served).

      The Board currently has a standing Audit Committee and a standing Compensation and Stock Option Committee. It does not currently have a standing nominating committee.

      The Audit Committee currently consists of Andrew Oleszczuk, Allen Morgan and James Ulsamer. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to our independent auditors, the performance of our independent auditors and our accounting practices. The Company has adopted a written charter for the Audit Committee, which is attached as Appendix A.

      The Audit Committee reviewed and discussed the audited financial statements with management. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

      The Compensation and Stock Option Committee determines the salaries and benefits for our employees, consultants, directors and other individuals compensated by our company. In addition, the Compensation and Stock Option Committee administers our stock option plan. The Compensation and Stock Option Committee consists of Messrs. Morgan, Oleszczuk and Ulsamer.

Director Compensation

      Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the granting of stock options, directors are not compensated for their services as directors. Our directors are eligible to participate in our stock option plan. As of December 31, 1999, we had granted to Mr. Kuhn an option to purchase 138,052 shares at an exercise price of $0.30 per share and an option to purchase 453,383 shares which includes options to purchase 107,913 shares we granted in February 2000 at an exercise price of $10.00 per share.

      On December 21, 2000, we sold 350,000 shares of our common stock at a price of $0.001 per share to Mr. Kuhn. These shares were issued with certain restrictions limiting or preventing their sale or transfer. We have deemed that the fair value of the underlying stock for the sale of common stock is in excess of the related sales or exercise price. As a result, we recorded non-cash compensation expense of $21,840 in December 2000. There was no deferred compensation expense associated with this transaction.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      PricewaterhouseCoopers LLP has served as the Company’s independent auditors since October 1999 and has been appointed by the Board to continue as the Company’s independent auditors for the fiscal year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

      OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

SECURITY OWNERSHIP

Security Ownership of Directors, Executive Officers and Principal Stockholders

PRINCIPAL STOCKHOLDERS

      The following table sets forth information regarding beneficial ownership of our common stock as of April 20, 2001, by:

•	each person, or group of affiliated persons, who we know beneficially owns more than five percent in the aggregate of the outstanding shares of our common stock;

•	each of our executive officers named in the Summary Compensation Table;

•	each of our directors;

•	director nominee; and

•	all directors and executive officers as a group.

      Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options or warrants that are exercisable within 60 days of April 20, 2001. Shares issuable under stock options or warrants are deemed outstanding for computing the percentage of the person holding options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 16,384,770 shares of common stock outstanding as of April 20, 2001.

      Unless otherwise indicated, the address for each listed stockholder is: c/ o Varsity Group Inc., 1825 Eye Street, NW Suite 400, Washington, D.C. 20006. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

	Shares of
	Common Stock
	Beneficially Owned
Name of
Beneficial Owner	Number	Percentage

Mayfield Fund (1)	2,342,894	14.3%

The Carlyle Group (2)	2,108,070	12.9

Eric J. Kuhn (3)	1,942,907	11.9

Tribune Ventures (4)	1,488,095	9.1

FBR Technology Venture Partners L.P. (5)	992,063	6.0

Allen L. Morgan (6)	2,350,334	14.3

Andrew J. Oleszczuk (7)	1,488,095	9.1

James S. Ulsamer	—	—	*

Directors and executive officers as a group (5 persons)	6,773,399

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Includes 1,992,489 shares held by Mayfield IX, 104,868 shares held by Mayfield Associates Fund IV and 245,537 shares held by the Varsity Books Trust, a revocable trust. Mayfield IX Management LLC is the general partner of Mayfield IX and Mayfield Associates Fund IV both of which are Delaware limited partnerships. Mr. Morgan, one of our directors, is a nonmanaging member on Mayfield IX Management LLC. He has no management authority with respect to Mayfield IX Management and disclaims beneficial ownership of our shares held directly by Mayfield IX Management, Mayfield IX, and Mayfield Association Fund IV except to the extent of any pecuniary interest therein. Mayfield Fund, L.P.’s address is 2800 Sand Hill Road, Menlo Park, California 94025

(2)	The Carlyle Group includes 745,483 shares held by Carlyle Venture Partners, L.P., 155,625 shares held by C/ S Venture Investors, L.P., 116,092 shares held by Carlyle Venture Coinvestment L.L.C. and 98,870 shares held by Carlyle U.S. Venture Partners, L.P., as well as 712,836 shares currently outstanding and 279,164 shares issuable upon exercise of outstanding warrants, all of which are exercisable within the next 60 days at a weighted average exercise price of $1.48 per share held by B&T ENTERPRISES, L.L.C., a limited liability company. TC Group, L.L.C., an affiliate of The Carlyle Group, is the manager of B&T ENTERPRISES, L.L.C. and has sole control over the voting and disposition of the shares held by B&T ENTERPRISES, L.L.C. TC Group, L.L.C. disclaims beneficial ownership of any of the shares held by B&T ENTERPRISES, L.L.C. TCG Ventures, Ltd, an affiliate of The Carlyle Group, is the general partner of both Carlyle Venture Partners, L.P. and C/ S Venture Investors, L.P. TCG Ventures, L.L.C., an affiliate of The Carlyle Group, is the general partner of both Carlyle Venture Coinvestment L.L.C. and Carlyle U.S. Venture Partners, L.P. The Carlyle Group’s address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(3)	Includes 228,791 shares subject to options exercisable within the next 60 days.

(4)	Tribune Ventures is a division of Tribune Company and is located at 435 North Michigan Avenue, Chicago, Illinois 60611

(5)	The address for FBR Technology Venture Partners L.P. is Potomac Tower, 1001 19th Street North, Arlington, Virginia 22209.

(6)	Includes 1,992,489 shares held by Mayfield IX, 104,868 shares held by Mayfield Associates Fund IV, 245,537 shares held by the Varsity Book Trust and 7,440 shares held directly by Mr. Morgan. Except for those shares held by Mr. Morgan, Mr. Morgan disclaims beneficial ownership of all other shares except to the extent of any pecuniary interest therein.

(7)	Includes 1,488,095 shares beneficially owned by Tribune Ventures, a division of Tribune Company. Mr. Oleszczuk is President of Tribune Ventures, and, as such may be deemed to have voting and investment power over such shares. Mr. Oleszczuk disclaims beneficial ownership of these shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other executive officers (the “Named Executive Officers”) for fiscal years 1998, 1999, and 2000.

		Annual			Long Term
		Compensation			Compensation Awards

						# of
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)

Eric J. Kuhn (1)	2000	168,333	—	—	21,840 (4)	591,435	2,000
Chief Executive Officer	1999	127,000	50,000	—	—	—	2,000
	1998	52,000	—	—	—	—	2,000

Jack Benson	2000	72,667	—	—	—	235,000	500
Vice President Operations

Amy Buckley	2000	128,125	8,500	—	—	157,000	500
Vice President	1999	31,875	8,500	—	—	35,000	—

Richard Hozik (2)	2000	245,187	24,000	—	—	100,000	—
Senior Vice President	1999	93,000	41,000	—	—	186,693	500

Tim Levy (3)	2000	181,250	—	—	—	—	—
Executive Vice President	1999	117,000	25,000	—	—	—	—
	1998	52,000	—	—	—	—	—

(1)	Mr. Kuhn’s salary was increased to $180,000 effective November 2000.

(2)	Mr. Hozik separated from the Company August 2000. None of Mr. Hozik’s options were exercised and were subsequently cancelled.

(3)	Mr. Levy separated from the Company on March 15, 2000 and he resigned from the Board of Directors effective upon the date of the last annual meeting.

(4)	On December 21, 2000, we sold 350,000 shares of our common stock at a price of $0.001 per share to Mr. Kuhn. These shares were issued with certain restrictions limiting or preventing their sale or transfer. We have deemed that the fair value of the underlying stock for the sale of common stock is in excess of the related sales or exercise price. As a result, we recorded non-cash compensation expense of $21,840 in December 2000.

Stock Option Grants in Fiscal Year 2000

					Potential Realizable Value at
					Assumed Annual Rate of
					Stock Price Appreciation
	Individual Grants				for Option Term (2)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	5%	10%
Name	Granted	2000 (1)	($/Sh)	Date	($)	$

Eric J. Kuhn	107,913	.3%	$10.00	2/15/10	1,757,789	2,798,985

Jack Benson	235,000	.8%	$1.06	8/1/10	405,758	646,101

Amy Buckley	35,000	.1%	$2.69	4/18/10	153,360	96,228
	122,000	.4%	$1.06	8/1/10	210,649	335,423

Rich Hozik (1)	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.

Tim Levy	—	—	—	—	—	—

(1)	Mr. Hozik separated from the Company August 2000. None of Mr. Hozik’s options were exercised and were subsequently cancelled.

(2)	The dollar amounts under these columns are the result of calculations based on the market price on the date of grant at the 5% and 10% rates required applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price.

Option Exercise And Fiscal Year-End Option Values

      Ms. Buckley exercised 3,750 shares at .30 per share on April 4, 2001. None of the other Named Executive Officers exercised options during 2000.

2000 Fiscal Year-End Option Values

	Number of Securities	Value of Unexercised
	Underlying Unexercised	In-the-Money
	Options at Fiscal	Options at Fiscal
	Year-End (#)	Year-End ($)
Name	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)

Eric J. Kuhn	228,791/591,411	—

Jack Benson	0/235,000	—

Amy Buckley	26,662/192,000	—

Rich Hozik (1)	N.A.	N.A.

Tim Levy	0/0	0/0

(1)	Mr. Hozik separated from the Company August 2000. None of Mr. Hozik’s options were exercised and were subsequently cancelled.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
Varsity Group, Inc.

Produced on 04/30/2001 including data to 12/29/2000

		Nasdaq Stock Market (US	Morgan Stanley High-
	Varsity Group Inc.	Companies)	Technology Index

12/31/1999	100	92.886	97.489
1/31/2000	100	89.449	91.079
2/15/2000	100	100	100
2/29/2000	88.608	106.451	102.668
3/31/2000	39.873	104.259	111.293
4/28/2000	25.633	87.695	100.542
05/31/2000	9.494	77.116	90.178
6/30/2000	14.557	90.657	102.224
7/31/2000	10.759	85.744	98.855
8/31/2000	10.759	95.881	108.948
9/29/2000	8.861	83.424	87.268
10/31/2000	5.38	76.563	82.849
11/30/2000	2.215	58.966	66.234
12/29/2000	1.899	55.839	58.078

CRSP Total Returns Index for:	2/2000	6/2000	12/2000

Varsity Group Inc.	$100.00	$14.60	$1.90

Nasdaq Stock Market (US Companies)	$100.00	$90.70	$55.80

Morgan Stanley High-Technology Index	$100.00	$102.20	$58.10

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 02/15/2000.

Agreements Regarding Employment

      We have entered into an agreement with Mr. Kuhn.

      Compensation. The compensation of Mr. Kuhn is determined by the board of directors provided that, according to his employment agreement, Mr. Kuhn will receive a salary of not less than $160,000 per year. Effective November 2000 the board of directors determined that Mr. Kuhn would receive an annual salary of $180,000. In addition, Mr. Kuhn is eligible for cash performance bonuses.

      Stock Option Grants. The board of directors may grant stock options to Mr. Kuhn.

      Termination of Agreements. Mr. Kuhn’s agreement may be terminated with or without cause by either Mr. Kuhn or us. If we terminate the agreement of Mr. Kuhn with cause, or if he resigns without good reason, he is only entitled to his base salary through the date of termination. If we terminate the agreement of Mr. Kuhn without cause or if Mr. Kuhn resigns for good reason, he is entitled to his base salary through the date of termination, together with his pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Kuhn, we will pay an amount equal to twelve months’ salary, payable in twelve equal installments after termination of his employment. If there is a change in control of the Company, and if at anytime thereafter the employment of Mr. Kuhn is terminated without cause, or if Mr. Kuhn terminates his employment with good reason, we will pay his base salary through the date of termination at the rate in effect at the time, together with a pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Kuhn, we will pay a severance payment in an amount equal to 150% of his base salary as of termination.

      Noncompetition and Confidentiality. Mr. Kuhn may not compete with us or solicit our employees for a period of twelve months immediately following the termination of his relationship with us for any reason, whether with or without cause.

      Confidentiality and Assignment of Inventions. Mr. Kuhn is also bound by a confidential information and invention assignment agreement that prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us. Mr. Kuhn agreed to assign the Company all inventions, which he may develop during his employment.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS OF THE COMPANY ON EXECUTIVE COMPENSATION

Compensation Philosophy

      The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company’s incentive plans. The objectives of the Compensation Committee are to establish, review and modify as appropriate the compensation plan of the Chief Executive Officer of the Corporation, to review the recommendations of the Chief Executive Officer of the Corporation with respect to the compensation plan of all other executive officers, to grant options and any other rights under the Corporation’s Second Amended and Restated 1998 Stock Option Plan, and to perform such other duties as may be delegated by the Board.

Base Salary

      Base salaries of the executive officers are established by evaluating the requirements of the position and the contribution of the executive with respect to Company performance and the executive’s responsibilities. In determining executive officer salaries, the Compensation Committee generally sets base salaries at or below competitive levels, with total potential compensation (including bonuses and stock options) targeted at or above competitive levels. The Compensation Committee relies on, among other things, recommendations from the Chief Executive Officer in making such determinations.

      The base salary received by Mr. Kuhn, our Chief Executive Officer, in 2000 was $168,333. Effective November 2000, the board of directors determined that Mr. Kuhn would receive an annual salary of $180,000 for, in part, for his success in achieving the Company’s financial and cost control objectives.

Bonus Compensation

      The Company did pay annual cash bonuses to some of its executive officers based on several factors that the Compensation Committee considered relevant including performance. The Company may make additional cash bonuses to executive officers from time-to-time based on performance and other factors it considers relevant.

Long-Term Incentives

      The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders and, therefore, periodically grants stock options under the Company’s incentive plans. The Compensation Committee determines the size and frequency of option grants for executive officers after consideration of recommendations of the Chief Executive Officer. Such recommendations are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each executive officer to the Company and previous option grants to such executive officers. Stock options granted to executive officers are generally incentive stock options with exercise prices that equal the fair market value of the Company’s Common Stock on the date of grant and vest in increments over a two-year period.

      On December 21, 2000, we sold 350,000 shares of our common stock at a price of $0.001 per share to Mr. Kuhn. These shares were issued with certain restrictions limiting or preventing their sale or transfer. We have deemed that the fair value of the underlying stock for the sale of common stock is in excess of the related sales or exercise price. As a result, we recorded non-cash compensation expense of $21,840 in December 2000. There was no deferred compensation expense associated with this transaction.

Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. The Committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company’s stock incentive plans currently is excluded from the $1 million limit as “qualified performance-based compensation” under the rules contained in applicable Treasury regulations. None of the Company’s executive officers received compensation in 1999 in excess of the limits imposed under Section 162(m). The Compensation Committee intends to continue to qualify compensation attributable to stock options as “qualified performance-based compensation” within the meaning of Section 162(m).

COMPENSATION COMMITTEE

Allen Morgan
Andrew Oleszczuk
James Ulsamer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

PARTICIPATION AND CERTAIN TRANSACTIONS

      No interlocking relationship exists between our board of directors and the board of directors and compensation committee of any other company, nor have such interlocking relationships existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The sales to our directors, executive officers and holders of 5% or more of our common stock, as well as any other rights granted to them, were on the same terms as those agreed to by third parties on an arm’s-length basis.

Series B Private Placement

      On February 25, 1999, we sold an aggregate of 6,933,806 shares of our Series B preferred stock at a price of $1.44 per share. Immediately prior to the consummation of our initial public offering on February 15, 2000, shares of Series B preferred stock converted into an aggregate of 3,466,897 shares of common stock. The purchasers of Series B preferred stock included the following directors, executive officers, holders of 5% or more of our common stock on a fully converted basis and immediate family members of such persons:

		Number of
		Shares
Name	Relationship	Purchased

Eric J. Kuhn	Chief Executive Officer	19,615

Timothy J. Levy (1)	Executive Vice President, Development	19,615

Jason M. Kuhn and Susan B. Kuhn	Brother and sister-in-law of Mr. Kuhn	8,681

Karen L. Kuhn	Mother of Mr. Kuhn	19,615

Jeffrey C. Levy	Brother of Mr. Levy	17,361

Linda R. Levy	Mother of Mr. Levy	17,361

Paul G. Levy	Father of Mr. Levy	6,944

Mayfield Fund		3,004,239

Baker & Taylor, Inc. (subsequently transferred to B&T ENTERPRISES, L.L.C.)	—	354,244

FBR Technology Venture Partners L.P.	—	1,388,889

(1)	Mr. Levy separated from the Company on March 15, 2000 and he resigned from the Board of Directors effective upon the date of the annual meeting.

      In connection with this private placement, we granted holders of the Series B preferred stock registration rights applicable to the common stock issued upon conversion of the Series B preferred stock.

Series C Private Placement

      Between August 27, 1999 and September 21, 1999, we sold an aggregate of 8,928,571 shares of our Series C preferred stock at a price of $3.36 per share. Immediately prior to the consummation of our initial public offering on February 15, 2000, shares of Series C preferred stock converted into an aggregate of 4,464,276 shares of common stock. The purchasers of Series C preferred stock included the following directors, executive officers, holders of 5% or more of our common stock on a fully converted basis and immediate family members of such persons:

		Number of
		Shares
Name	Relationship	Purchased

Eric J. Kuhn	Chief Executive Officer	29,750

Richard Hozik	Chief Financial Officer	29,762

Allen L. Morgan	Director	14,881

Roger A. Kuhn and Karen L. Kuhn	Parents of Eric Kuhn	37,203

Jason M. Kuhn	Brother of Eric Kuhn	7,441

Linda R. Levy	Mother of Tim Levy	7,441

Paul G. Levy	Father of Tim Levy	7,441

Tribune Ventures, a Division of Tribune Company	—	2,976,191

Carlyle Venture Partners	—	2,232,143

Mayfield Fund	—	1,681,551

FBR Technology Venture Partners L.P.	—	595,239

      In connection with this private placement, we granted the holders of the Series C preferred stock registration rights applicable to the common stock issued upon conversion of the Series C preferred stock.

Transactions With Baker & Taylor

      On July 10, 1998, we entered into an Equity Investment and Operating Agreement, and other related agreements, with Baker & Taylor, Inc., our principal supplier of textbooks, fulfillment, shipping and handling services and a supplier of promotional, customer service and data base management services. In consideration for Baker & Taylor’s fulfillment and drop-ship services and assistance in developing our product and customer base, we sold Baker & Taylor 535,714 shares of our common stock at par value and granted a warrant to purchase an additional 107,143 shares of our common stock at a weighted average exercise price of $2.33 per share. In accordance with this agreement, James S. Ulsamer was elected to our board.

      In February 1999, we issued a warrant to Baker & Taylor, Inc. to purchase 5,950 shares of our common stock at an exercise price of $2.33 per share.

      In February 1999, we issued to Baker & Taylor a warrant to purchase 62,500 shares of our common stock at an exercise price of $0.22 per share. In addition, we converted a bridge loan note in the amount of $500,000 issued in December 1998 into 173,611 shares of our Series B preferred stock.

      In August 1999, Baker & Taylor transferred its ownership interest in the Company to B&T ENTERPRISES, L.L.C., a limited liability company owned by some of the stockholders of Baker & Taylor.

      Effective October 1,1999, we entered into a new Operating Agreement with Baker & Taylor and amended the other agreements governing our operating relationship. Baker & Taylor has agreed for a period of 18 months not to provide direct to consumer fulfillment services for any online textbook retailer serving students at colleges and universities, distance learning programs and high schools located in the United States that require students to purchase their textbooks, with the exception of any retailers who were existing customers of Baker & Taylor as of July 10, 1998, the date we initially contracted with Baker & Taylor. In return, we have agreed to use Baker & Taylor as our principal supplier. The exclusivity is automatically extended each semester to remain at 18 months as long as we agree with Baker & Taylor on the amount of inventory they need to acquire for the upcoming semester. The agreement provides that Baker & Taylor would provide its services initially for three years, subject to automatic annual extensions after the initial period.

      We believe the terms of our agreements with Baker & Taylor were on terms no more favorable than those that would have been agreed upon by third parties on an arm’s-length basis.

      In connection with our business, Baker & Taylor billed the Company an aggregate of $26,288,000 for Fiscal Year 2000, exclusive of freight costs.

Indebtedness of Management

      On August 24, 1999, we sold to Mr. Kuhn and Mr. Levy shares of our common stock at a purchase price of $0.30 per share. Both Mr. Kuhn and Mr. Levy paid for these shares with a full recourse promissory note. The notes bear interest at a floating rate equal to the current Applicable Federal Rate, which was 5.74% for December 1999, and are due August 1, 2001. On December 31, 1999, the outstanding principal balance on each of these promissory notes was $62,123, which was also the highest outstanding balance during 1999. The shares purchased by Mr. Kuhn are subject to forfeiture based on conditions relating to his continued employment. These conditions lapse with respect to 82,831 shares on August 1, 2000 and with respect to 124,246 shares on August 1, 2001. Mr. Levy’s shares accelerated upon his separation, which was effective March 15, 2000. The terms of the sale of the shares of common stock to Mr. Kuhn and Mr. Levy and the terms of the promissory notes executed by Mr. Kuhn and Mr. Levy were negotiated on our behalf by the board of directors, excluding Mr. Kuhn and Mr. Levy. We believe the terms of these transactions with Mr. Kuhn and Mr. Levy were fair to us, but we are not certain if these transactions were on terms no more favorable than those that would have been agreed upon by third parties on an arm’s length basis.

      On March 22, 2001, in recognition of his continuing and past contributions, the board voted to forgive the promissory note between the Company and Eric Kuhn dated August 1, 1999 in the amount of $62,123.

'

INDEPENDENT ACCOUNTANTS

      The Company has selected PricewaterhouseCoopers LLP to continue as its independent accountants for the fiscal year ending December 31, 2000. Audit services performed for the Company during the fiscal year ended December 31, 2000 included examination of the Company’s financial statements and services in connection with its Initial Public Offering. PricewaterhouseCoopers LLP has informed the Company that it has no material direct or indirect interest in the Company. Our board of directors appointed PricewaterhouseCoopers LLP as our independent accountants on October 8, 1999.

Audit Fees

      Pricewaterhouse Coopers LLP billed the Company an aggregate of $171,526 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during Fiscal 2000.

Financial Information Systems Design and Implementation Fees

      Pricewaterhouse Coopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for Fiscal 2000 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

All Other Fees

      PricewaterhouseCoopers LLP billed the Company an aggregate of $144,500 in fees for other services rendered to the Company and its affiliates for Fiscal 2000.

Audit Committee Report

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with the generally accepted accounting principles. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Following the reviewed and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

The Audit Committee

Allen Morgan
Andrew Oleszczuk
James Ulsamer

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Pursuant to rules of the Securities and Exchange Commission, in order for stockholder proposals to be included in the Company’s proxy statement and proxy for the 2001 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company’s principal office in Washington, D.C. no later than December 26, 2000.

      Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company’s 2001 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 8, 2001. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in such proxy materials for the Company’s annual meeting unless (a) the Company receives notice of such proposal by the date set forth above and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

By Order of the Board of Directors,

[JACK BENSON SIGNATURE]

[Jack Benson]
Secretary

Dated: April 20, 2001

      STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

Varsity Group Inc.

Audit Committee Charter

Mission Statement

      The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company’s business, operations, and risks.

Organization

      The audit committee will consist of three members of the board of directors. The board of directors will ensure that the audit committee members have the mix of characteristics, experiences and skills, which provide an appropriate balance for the committee’s successful performance. A majority of the audit committee members are to be independent directors. At the initial organizational meeting of the audit committee, a chairperson will be selected. This individual will have the responsibility for conducting the meetings of the committee and helping ensure that objectivity and effective working relationships are maintained among meeting participants. The audit committee will meet a minimum of three times per year.

Roles and Responsibilities

  Internal Control

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals’ possess an understanding of their roles and responsibilities;

•	Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

•	Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management; and;

•	Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

Financial Reporting

  General

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

•	Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

  Annual Financial Statements

•	Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

•	Pay particular attention to complex and/or usual transactions such as restructuring charges and derivative disclosures;

•	Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of litigation reserves; and other commitments and contingencies;

•	Meet with management and the external auditors to review the financial statements and the result of the audit;

•	Consider management’s handling of proposed audit adjustments identified by the external auditors;

•	Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members’ knowledge about the company and its operations; and

•	Ensure that the external auditors communicate certain required matters to the committee.

  Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

•	Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee.);

•	To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:

•	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company’s operations and financial practices;

•	Generally accepted accounting principles have been consistently applied;

•	There are any actual or proposed changes in accounting or financial reporting practices;

•	There are any significant or unusual events or transactions;

•	The company’s financial and operating controls are functioning effectively;

•	The company has complied with the terms of loan agreements or security indentures; and

•	The interim financial statements contain adequate and appropriate disclosures.

•	Ensure that the external auditors communicate certain required matters to the committee.

  Compliance with Laws and Regulations

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

•	Periodically obtain updates from management, general counsel, and tax director regarding compliance;

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

•	Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

  Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

•	Review the program for monitoring compliance with the code of conduct; and

•	Periodically obtain updates from management and general counsel regarding compliance.

  External Audit

•	Review the external auditors’ proposed audit scope and approach;

•	Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and

•	Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditor’s assertion of their independence in accordance with professional standards.

  Other Responsibilities

•	Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

•	Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

•	Review, with the company’s counsel, any legal matters that could have a significant impact on the company’s financial statements;

•	Review the policies and procedures in effect for considering officers’ expenses and perquisites;

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

•	Perform other oversight functions as requested by the full board; and

•	Review and update the charter; receive approval of changes from the board.

  Reporting Responsibilities

•	Regularly update the board of directors about committee activities and make appropriate recommendations.

VARSITY GROUP INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2001.

The undersigned hereby appoints Eric Kuhn, attorney and proxy, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of Stockholders of varsity Group Inc. to be held at 10:30 am local time on May 24, 2001, at HILTON WASHINGTON AND TOWERS DUPONT CIRCLE, 1919 Connecticut Avenue, N.W. 20009, Washington, D.C.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.
(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

SEE REVERSE

SIDE

[X] Please mark your
      votes as in this
      example

WITHHOLD

	FOR all	AUTHORITY to vote for all	EXCEPTIONS*

	nominees	nominees listed below	listed below

PROPOSAL 1:	[ ]	[ ]	[ ]

ELECTION OF

DIRECTORS

NOMINEE: Allen L. Morgan	(INSTRUCTIONS: To withhold authority to vote for any

individual nominee, mark the “Exceptions” box and write

that nominee’s name in the space provided below.)

*EXCEPTIONS:

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE			[ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

SIGNATURE: ________________________ SIGNATURE: ____________________ DATE: __________
NOTED: Please sign as name appears hereon. Joint owners EACH must sign. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by an authorized person.